Exhibit 10.26

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of January 28, 2014 (together with all schedules and exhibits hereto, this “Fourth Amendment”), is entered into by and among CCT FUNDING LLC, a Delaware limited liability company (the “Borrower”), and DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”) as administrative agent (in such capacity, the “Administrative Agent”) and a Lender (DBNY and each other Lender party to the Credit Agreement described below, the “Lenders” and each a “Lender”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement described below.

RECITALS:

A. The Borrower, the Administrative Agent and DBNY are parties to a Credit Agreement dated as of August 22, 2011 as amended by the First Amendment to Credit Agreement dated as of February 28, 2012, as further amended by the Second Amendment to Credit Agreement dated as of August 20, 2012 and as further amended pursuant to the Third Amendment to Credit Agreement dated as of February 11, 2013 (the credit agreement, as amended prior to the date hereof, the “Credit Agreement” and the Credit Agreement, as amended by this Fourth Amendment, the “Amended Credit Agreement”).

B. DBNY currently holds 100% of the Tranche B1 Commitment and Tranche B2 Commitment under the Credit Agreement. Healthcare of Ontario Pension Plan (“HOOPP”) currently holds 100% of the Tranche D Commitment under the Credit Agreement.

C. The parties hereto desire, among other things, to (i) increase the Tranche B1 Commitment, (ii) extend the Scheduled Commitment Termination Date applicable to the Tranche B1 Loans under the Credit Agreement and (iii) make certain other related amendments that are set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment of Credit Agreement. Effective as of the date hereof, the Credit Agreement is hereby amended as follows:

(a) The following definitions are hereby added to Annex I to the Credit Agreement in the applicable alphabetical location:

“Fourth Amendment Closing Date” means January 28, 2014.

(b) The following definitions in Annex I to the Credit Agreement are hereby replaced in their entirety by the following:

“Applicable Margin” means (a) with respect to all outstanding Tranche A Loans provided by the Tranche A Lenders, 1.70% per annum plus, if a Manager Removal Event has occurred, up to an additional 1.00% as specified by the Administrative Agent in its sole discretion, (b) with respect to all outstanding Tranche B1 Loans provided by the Tranche B1 Lenders, 1.80% per annum plus, if a Manager Removal Event has occurred, up to an additional 1.00% as specified by the Administrative Agent in its sole discretion, (c) with respect to all outstanding Tranche B2 Loans provided by the Tranche B2 Lenders, 2.325% per annum plus, if a Manager Removal Event has occurred, up to an additional 1.00% as specified by the Administrative Agent in its sole discretion, and (d) with respect to all outstanding Tranche D Loans provided by the Tranche D Lenders, 2.325% per annum plus, if a Manager Removal Event has occurred, up to an additional 1.00% as specified by the Administrative Agent in its sole discretion.

“Scheduled Commitment Termination Date” means (a) with respect to the Tranche A Commitment, the second anniversary of the Closing Date, (b) with respect to the Tranche B1 Commitment, the first anniversary of the Fourth Amendment Closing Date and (c) with respect to the Tranche B2 Commitment and the Tranche D Commitment, the second anniversary of the Third Amendment Closing Date.

“Tranche B1 Commitment” means, (a) at any date of determination prior to the Commitment Termination Date, the lesser of (x) $140,000,000 or (y) such lesser amount remaining following any reduction of the Tranche B1 Commitment in accordance with Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment) and (b) on and after the Commitment Termination Date, zero.

Section 2. Maximum Commitment. For the avoidance of doubt, the Maximum Commitment on and after the Fourth Amendment Closing Date shall be $340,000,000.

Section 3. Conditions Precedent. It shall be a condition precedent to the effectiveness of this Fourth Amendment that each of the following conditions are satisfied:

(a) Agreements. The Administrative Agent shall have received executed counterparts of this Fourth Amendment duly executed and delivered by an Authorized Representative of the Borrower.

(b) Evidence of Authority. The Administrative Agent shall have received:

(1) a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), dated the Fourth Amendment Closing Date, as to:

(i) the authority of the Borrower to execute and deliver this Fourth Amendment and to perform its obligations under the Credit Agreement and the Notes, in each case as amended by this Fourth Amendment and each other Credit Document to be executed by it and each other instrument, agreement or other document to be executed in connection with the transactions contemplated in connection herewith and therewith;

(ii) the authority and signatures of those Persons authorized on behalf of the Borrower to execute and deliver this Fourth Amendment and the other Credit Documents to be executed and delivered in connection with this Fourth Amendment and to act with respect to this Fourth Amendment and each other Credit Document executed or to be executed by the Borrower, upon which certificate each Lender, including each assignee (whether or not it shall have then become a party to the Amended Credit Agreement), may conclusively rely until it shall have received a further certificate of the Borrower canceling or amending such prior certificates; and

(iii) the absence of any changes in the Organic Documents of the Borrower since the copies delivered to the Administrative Agent in connection with the closing of the Credit Agreement; and

(2) such other instruments, agreements or other documents (certified if requested) as the Administrative Agent may reasonably request.

(c) Notes. Upon the request of any Lender to the Borrower made in accordance with Section 3.02 of the Amended Credit Agreement, such Lender shall receive a Note (including Schedule 1 for such Note that is accurate as of the Fourth Amendment Closing Date) substantially identical to Exhibit B to the Amended Credit Agreement duly executed and delivered by an Authorized Representative of the Borrower. Upon each requesting Lender’s receipt of such Note, each Lender shall promptly return or destroy any prior Note that such Lender held which evidenced the Loans represented by the new Note such Lender has so received.

(d) Collateral Documents, Management Agreement, etc. The Administrative Agent shall have received, to the extent the Administrative Agent has determined that certain or all of the Collateral Documents, Management Agreement and LLC Agreement are required to be replaced, amended, supplemented or otherwise modified to secure or otherwise contemplate the obligations set forth in this Fourth Amendment and the Amended Credit Agreement, such replacements, supplements or other modifications dated the Fourth Amendment Closing Date (or such later date as the Administrative Agent may agree in its discretion), in form and substance reasonably satisfactory to the Administrative Agent.

(e) No Litigation, etc. No litigation, arbitration, governmental investigation, proceeding or inquiry shall, on the Fourth Amendment Closing Date, be pending or, to the knowledge of the Borrower, threatened in writing with respect to any of the transactions contemplated hereby or by the Amended Credit Agreement which could, in the reasonable opinion of the Administrative Agent, be adverse in any material respect to the Borrower.

(f) Certificate as to Conditions, Warranties, No Default, Agreements etc. The Administrative Agent shall have received a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), in each case on behalf of the Borrower dated as of the Fourth Amendment Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that, as of such date:

(1) all conditions set forth in this Section 3 (CONDITIONS PRECEDENT) have been fulfilled;

(2) all representations and warranties of the Borrower set forth in Article 5 of the Amended Credit Agreement (REPRESENTATIONS AND WARRANTIES) are true and correct in all material respects as if made on the Fourth Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date);

(3) all representations and warranties set forth in each of the Collateral Documents are true and correct in all material respects; and

(4) no Default or Event of Default shall be continuing.

(g) Opinions of Counsel. The Administrative Agent shall have received a customary opinion letter, dated as of the Fourth Amendment Closing Date and addressed to the Lenders and the Administrative Agent, from Dechert LLP, counsel to the Borrower, the Manager and CNL, addressing the matters set forth in Exhibit F hereto, which shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders:

(h) Manager Letter. The Administrative Agent shall have received from the Manager a letter in the form of Exhibit G hereto addressed to the Administrative Agent and the Lenders. All representations and warranties of the Manager set forth therein shall be true and correct in all material respects as of the Fourth Amendment Closing Date and immediately after the initial funding of any Tranche D Loans with the same effect as if then made.

(i) CNL Letter. The Administrative Agent shall have received from CNL a letter in the form of Exhibit H hereto addressed to the Administrative Agent and the Lenders. All representations and warranties of CNL set forth therein shall be true and correct in all material respects as of the Fourth Amendment Closing Date and immediately after the initial funding of any Tranche D Loans with the same effect as if then made.

(j) Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of the Lenders, as the case may be, all fees, costs and expenses then due and payable to it under this Fourth Amendment.

(k) Federal Reserve Form U-1. Each Lender shall have received a Federal Reserve Form U-1 duly completed and executed by the Borrower and the relevant Lender reflecting the Maximum Commitment on and after the Fourth Amendment Closing Date, giving effect to the Fourth Amendment.

(l) After giving effect to any requested Borrowing on the Fourth Amendment Closing Date (1) the aggregate principal amount of all Loans outstanding will not exceed the Maximum Commitment and (2) the Overcollateralization Test is satisfied.

(m) Satisfactory Legal Form. All limited liability company and other actions or proceedings taken or required to be taken in connection with the transactions contemplated hereby and by the Amended Credit Agreement and all agreements, instruments, documents and opinions of counsel executed, submitted, or delivered pursuant to or in connection with this Fourth Amendment by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; all certificates and opinions delivered pursuant to this Fourth Amendment shall be addressed to the Administrative Agent and the Lenders, or the Administrative Agent and the Lenders shall be expressly entitled to rely thereon; the Lenders and their counsel shall have received all information, and such number of counterpart originals or such certified or other copies of such information, as the Administrative Agent or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Fourth Amendment and the Amended Credit Agreement shall be reasonably satisfactory to counsel to the Administrative Agent. The contemporaneous exchange and release of executed signatures pages by each of the Persons contemplated to be a party hereto shall render this Fourth Amendment effective and any such exchange and release of such executed signature pages by all such persons shall constitute satisfaction or waiver (as applicable) of any condition precedent to such effectiveness set forth above.

Section 4. Miscellaneous.

(a) GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(b) Amendments, Etc. None of the terms of this Fourth Amendment or any other Credit Document may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Administrative Agent (or other applicable party thereto as the case may be), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) Severability. If any one or more of the covenants, agreements, provisions or terms of this Fourth Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Fourth Amendment and shall in no way affect the validity or enforceability of the other provisions of this Fourth Amendment.

(d) Counterparts. This Fourth Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

(e) Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f) Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Fourth Amendment.

(g) Entire Agreement. This Fourth Amendment constitutes a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall (together with the Amended Credit Agreement and the Security Agreement) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER

CCT FUNDING LLC, as Borrower

By:	CORPORATE CAPITAL TRUST, INC., as its Designated Manager

By:	/s/ Paul S. Saint-Pierre
	Name:	Paul S. Saint-Pierre
	Title:	Secretary and Chief Financial Officer

ADMINISTRATIVE AGENT

DEUTSCHE BANK AG, NEW YORK BRANCH as Administrative Agent

By:	/s/ Ian R. Jackson
	Name:	Ian R. Jackson
	Title:	Director

By:	/s/ Satish Ramakrishna
	Name:	Satish Ramakrishna
	Title:	Managing Director

LENDER

DEUTSCHE BANK AG, NEW YORK BRANCH, as Lender

By:	/s/ Ian R. Jackson
	Name:	Ian R. Jackson
	Title:	Director

By:	/s/ Satish Ramakrishna
	Name:	Satish Ramakrishna
	Title:	Managing Director

The Commitment of the Lenders is as follows:

Type of Commitment:	Amount of Commitment:	Lender:	Percentage of Tranche:
Tranche A Commitment	N/A	Deutsche Bank AG, New York Branch	100%
Tranche B1 Commitment	$140,000,000	Deutsche Bank AG, New York Branch	100%
Tranche B2 Commitment	$100,000,000	Deutsche Bank AG, New York Branch	100%
Tranche D Commitment	$100,000,000	Healthcare of Ontario Pension Plan	100%

Total Commitment:	$340,000,000

Signature Page to Fourth Amendment